Exhibit 99.1

PCB Bancorp Announces Termination of Consent Order
Los Angeles, California - October 5, 2020 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), announced that on September 30, 2020, the Federal Deposit Insurance Corporation and California Department of Business Oversight terminated the Consent Order issued against the Bank on April 30, 2019. The termination of the Consent Order follows the Bank’s successful resolution of the deficiencies in the Bank’s Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance program that were the subject of the order.
“We are very pleased to announce the satisfactory resolution and termination of the Consent Order. Our staff worked incredibly hard to address our regulators’ concerns and to strengthen our BSA/AML compliance programs,” stated Henry Kim, President and Chief Executive Officer. “I want to convey my thanks and sincere appreciation to our entire team who worked so diligently to build an enhanced BSA/AML program for our Bank.”
About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the economic uncertainty caused by the COVID-19 pandemic, and government and societal responses thereto. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

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